Exhibit 99.1

FOR IMMEDIATE RELEASE	News Release

For more information, please contact:

Gene Forte Mentor Graphics 503.685.1193 gene_forte@mentor.com	Sonia Harrison Mentor Graphics 503.685.1165 sonia_harrison@mentor.com

Mentor Graphics Acquires LogicVision; Unites BIST, ATPG and Test Pattern

Compression Technologies

WILSONVILLE, Ore. and SAN JOSE, Calif., August 18, 2009 – Mentor Graphics Corporation (NASDAQ: MENT) and LogicVision, Inc. (NASDAQ: LGVN) today announced that LogicVision stockholders have voted to approve, and the parties have closed, the previously-announced merger. Former LogicVision stockholders will receive 0.2006 share of Mentor Graphics common stock in exchange for each share of LogicVision common stock.

LogicVision is a leading provider of Built-in-Self-Test (BIST) technologies for testing today’s System-on-Chip (SoC) designs. The combination of Mentor’s industry-leading Automated Test Pattern Generation (ATPG) and embedded test pattern compression technology, and LogicVision’s BIST products, enables Mentor to provide customers with comprehensive and integrated solutions to address the growing complexity of silicon test.

“Our customers are facing significant new test challenges as they move to each new technology node,” said Walden C. Rhines, chairman and CEO, Mentor Graphics. “We believe the combination of the Mentor and LogicVision silicon test solutions will enable them to address all aspects of their full-chip test requirements with a unified test platform. Combining our industry-leading ATPG and embedded compression with the LogicVision memory and logic BIST technologies enables our customers to maintain high product quality and test standards, while reducing manufacturing costs and improving profitability.”

“The partnership we started over two years ago that integrated the Mentor TestKompress® ATPG and compression tool with the LogicVision ScanBurst™ at-speed scan technology paved the way for a successful merger of the organizations,” said James Healy, former president and CEO of LogicVision. “We now intend to build on that cooperation to address the critical challenges of silicon test, such as cost-effective nanometer SoC testing, extreme pattern compression, advanced at-speed testing, embedded memory test and repair, high-speed I/O testing, and leveraging test data for rapid yield analysis.”

The combined silicon test solutions from Mentor Graphics and LogicVision provide customers with the best-in-class technologies to address the test challenges of the digital logic and memory portions of their designs, as well as the increasingly common high-speed SerDes analog and DDR-based interfaces. LogicVision’s unique test bring-up and silicon characterization tools — combined with Mentor’s leading failure diagnosis capabilities — will also help customers accelerate yield ramps, reducing time-to-volume.

LogicVision resources will be fully integrated into the Silicon Test Solutions group within the Mentor Design-to-Silicon division led by vice president and general manager, Joseph Sawicki. The division also includes the Olympus-SoC™ place-and-route, and the Calibre® physical verification, Design for Manufacturing and Resolution Enhancement Technology product groups.

About Mentor Graphics

Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $800 million and employs approximately 4,425 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” “intends,” “should,” “estimate,” “would,” “may,” “anticipates,” “plans” and other similar words and include statements with respect to the expected benefits of the acquisition of LogicVision by Mentor Graphics. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on current expectations, estimates, forecasts and projections. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the challenges and costs of integrating, restructuring and achieving anticipated synergies from the merger; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Mentor Graphics and LogicVision generally, including those set forth in the filings of Mentor Graphics and LogicVision with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K, Mentor Graphics’ proxy statement/prospectus on Form S-4 (File No. 333-159631), and other SEC filings. These forward-looking statements speak only as of the date hereof. Mentor Graphics undertakes no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

(Mentor Graphics, LogicVision and TestKompress are registered trademarks, and ScanBurst and Olympus-SoC are trademarks of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

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